Exhibit A.

NAME OF PERSON(S) FILING:

Andrew Barron Worden, citizen of USA
Golden1177 LP, a DE limited partnership
XWRT2 LP, a DE limited partnership
SBMT2 LP, a DE limited partnership
Godfrey2468 LP, a DE limited partnership
2DanesRunnin LP, a DE limited partnership
RossPlan LP, a DE limited partnership
Tibero2 LP, a DE limited partnership
Kaufman2 LP, a DE limited partnership
SAS148 LP, a DE limited partnership
ABJ Investment Fund LP, a DE limited partnership
Olga Filippova, citizen of Russian Federation


ADDITIONAL ADDRESSES:

RossPlan LP, 50 Central Park South,
Unit 34/35 New York, NY 10019

SAS148 LP
50 Central Park South,
Unit 34/35 New York, NY 10019

ADDITIONAL SIGNATURES:

SAS148 LP
By:  /s/ Andrew B. Worden
Name:  Andrew B. Worden
Title: General Partner

RossPlan LP
By:  /s/ Andrew B. Worden
Name:  Andrew B. Worden
Title: General Partner